PART II.  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

          See Note 2 of Notes to Financial Statements regarding the confirmation under the Federal Bankruptcy Laws of the Company's Modified Amended Consolidated Plan of Reorganization ("Plan of Reorganization") by the United States Bankruptcy Court on February 17, 1994 and the effectiveness of the Plan of Reorganization on April 14, 1994 in the proceedings in the United States Bankruptcy Court for the Southern District of New York entitled "In re: New York Trap Rock Corporation, Lone Star Industries, Inc. et al., Debtors", Chapter 11 Case Nos. 90B21276-90B21286, 90B21334 and 90B21335.

          See Note 19 of Notes to Financial Statements regarding litigation involving the Company and certain of its subsidiaries.

          See Note 18 of Notes to Financial Statements regarding environmental proceedings involving the Company and certain of its subsidiaries.

          See also Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition.

ITEM 2.  CHANGES IN SECURITIES

     a) On April 14, 1994, the effective date of the Plan of Reorganization, and in accordance with the Plan of Reorganization, the Company's old common stock and the Company's $4.50 Cumulative Convertible Preferred Stock and $13.50 Cumulative Convertible Preferred Stock (the $13.50 Cumulative Convertible Preferred Stock and the $4.50 Cumulative Convertible Preferred Stock are jointly referred to as "Preferred Stock") were cancelled. In exchange for the old common stock each holder of shares of old common stock received the right to .032441 of a share of new Common Stock and .165413 of a warrant to purchase a share of new Common Stock for each share of old common stock held. In exchange for the Preferred Stock and any and all dividends accrued thereunder, each holder of shares of Preferred Stock received the right to 3.268151 shares of new Common Stock and 3.242214 warrants to purchase an equal number of shares of new Common Stock for each share of Preferred Stock held.

     b) (i) Pursuant to the terms of the Financing Agreement dated as of April 13, 1994, among the Company and its subsidiary, New York Trap Rock Corporation, and The CIT Group/Business Credit, Inc. ("Financing Agreement"), the Company may not pay any cash dividends on the Company's new Common Stock.

          (ii) Pursuant to the terms of the Indenture dated as of March 29, 1994 between the Company and Chemical Bank, as Trustee ("Indenture") governing the Company's 10% Senior Notes Due 2003, dividends on the Company's new Common Stock can be paid only in certain circumstances and up to a maximum amount.

          (iii) Reference is made to the Indenture and to the Financing Agreement, Exhibits 4A and 4C, respectively, to this Quarterly Report, for the complete terms thereof which may materially limit or qualify the rights of the holders of shares of new Common Stock of the Company.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

          At March 31, 1994, dividends were in arrears aggregating $17,937,000 on the Company's $13.50 Cumulative Convertible Preferred Stock and $179,000 on the Company's $4.50 Cumulative Convertible Preferred Stock. Both of these issues of Preferred Stock were subsequently cancelled on April 14, 1994, the effective date of the Plan of Reorganization.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     a) The Annual Meeting of Stockholders of the Company was held on June 9, 1994.

     b) The names of each director elected at the Annual Meeting are: Arthur B. Newman, Allen E. Puckett and David W. Wallace. Each was elected for a three year term. The names of each other director whose term of office as a director continued after the Annual Meeting are: James E. Bacon, Theodore F. Brophy, Robert G. Schwartz, William M. Troutman and Jack R. Wentworth.

     c) The following were the matters voted upon at the Annual Meeting and the number of votes cast for, against or abstentions and broker non-votes, as to each such matter, including a separate tabulation with respect to each nominee for office.

1.   For the election of the persons
named below as directors of the
Company:

     Arthur B. Newman                        For:              7,779,975
                                             Withheld:            95,489

     Allen E. Puckett                        For:              7,779,529
                                             Withheld:            95,935

     David W. Wallace                        For:              7,779,624
                                             Withheld:            95,840

2.   Upon the approval of the Management     For:              6,772,075
Stock Option Plan.                           Against:            445,690
                                             Abstain and
                                             Broker Non-Votes:   657,699

3.   Upon the approval of the Directors      For:              6,766,328
Stock Option Plan.                           Against:            448,113
                                             Abstain and
                                             Broker Non-Votes:   661,023

4.   Upon the approval of the Employees      For:              7,150,962
Stock Purchase Plan.                         Against:             66,572
                                             Abstain and
                                             Broker Non-Votes:   657,930

5.   Upon the ratification of the
appointment of Coopers & Lybrand as          For:              7,863,175
auditors of the Company for the              Against:              8,078
year ending December 31, 1994.               Abstain and
                                             Broker Non-Votes:     4,211


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

   (a)  Index of Exhibits

     3(i)A     Amended and Restated Certificate of Incorporation.

     3(i)B     Certificate of Correction of Amended and Restated
               Certificate of Incorporation.

     3(ii)     By-Laws.

     4A        Indenture dated as of March 29, 1994 between Lone
               Star Industries, Inc. and Chemical Bank, as
               Trustee, relating to the 10% Senior Notes Due 2003 of Lone Star Industries, Inc.

     4B Warrant Agreement dated April 13, 1994 between Lone Star Industries, Inc. and Chemical Bank, as Warrant Agent.

     4C Financing Agreement dated as of April 13, 1994 among Lone Star Industries, Inc., its subsidiary,
               New York Trap Rock Corporation, and The CIT
               Group/Business Credit, Inc.

     10A Indenture dated as of March 29, 1994 between Rosebud Holdings, Inc. and its Subsidiaries and Chemical Bank, as Trustee, relating to the 10% Asset Proceeds Notes Due 1997 of Rosebud Holdings, Inc.

     10B       Guarantee Agreement dated as of March 29, 1994 by
               Lone Star Industries, Inc. in favor of each and every "Holder" of 10% Asset Proceeds Notes Due 1997 of Rosebud Holdings, Inc.

     10C Management Services and Asset Disposition Agreement dated as of April 13, 1994 between Lone Star
               Industries, Inc. and Rosebud Holdings, Inc. and its subsidiaries.

     10D(i)    Employment Agreement dated July 1, 1994 between
               David W. Wallace and Lone Star Industries, Inc.

     10D(ii) Stock Option Agreement dated as of June 8, 1994 between David W. Wallace and Lone Star Industries,
               Inc.

     10E(i)    Employment Agreement dated July 1, 1994 between
               William M. Troutman and Lone Star Industries, Inc.

     10E(ii)   Agreement dated April 15, 1994 between William M.
               Troutman and Lone Star Industries, Inc.

     10E(iii) Stock Option Agreement dated as of June 8, 1994 between William M. Troutman and Lone Star
               Industries, Inc.

     10F(i)    Employment Agreement dated July 1, 1994 between
               John J. Martin and Lone Star Industries, Inc.

     10F(ii) Stock Option Agreement dated as of June 8, 1994 between John J. Martin and Lone Star Industries,
               Inc.

     10G Form of Indemnification Agreement entered into between Lone Star Industries, Inc. and directors and an executive officer.

     10H Form of "Change of Control" agreement for executive officers of Lone Star Industries, Inc.

     10I Form of 25,000 shares stock option agreement for executive officers of Lone Star Industries, Inc.

     10J Form of 75,000 shares stock option agreement for executive officers of Lone Star Industries, Inc.

     10K       Lone Star Industries, Inc. Rosebud Incentive Plan.

     11.       Computation of earnings per common share.


     (b)  Reports on Form 8-K

          Reports on Form 8-K were filed during the quarter for which this Report is filed as follows:

          (i)   April 4, 1994 - reporting on Item 5 "Other Events".

          (ii)  June 30, 1994 - reporting on Item 5 "Other Events".

                            SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Lone Star Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  LONE STAR INDUSTRIES, INC.



Date:  August   , 1994            By: _______________________
                                          John S. Johnson
                                          Vice President



Date:  August   , 1994            By: _______________________
                                         William E. Roberts
                                       Vice President, Chief
                                       Financial Officer and
                                             Controller

                            SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Lone Star Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  LONE STAR INDUSTRIES, INC.



Date:  August 12, 1994            By:    JOHN S. JOHNSON
                                         John S. Johnson
                                         Vice President



Date:  August 12, 1994            By:     WILLIAM E. ROBERTS
                                          William E. Roberts
                                       Vice President, Chief
                                       Financial Officer and
                                             Controller